UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2005

AM-CH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State of other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (312) 466-3966

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On September 10, 2004, the stockholders of AM-CH, Inc., formerly known as Angelo and Maxie’s, Inc. (the “Company”), approved the dissolution of the Company and the adoption of a Plan of Dissolution.  The Plan of Dissolution provides for the voluntary liquidation, winding up and dissolution of the Company.  A copy of the Plan of Dissolution is filed herewith as Exhibit 99.1, and is incorporated herein in its entirety.

Pursuant to the Plan of Dissolution, on February 2, 2005, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware.  The Company’s stock transfer books are expected to be closed as of the end of trading on February 7, 2005, on which date the Company expects to cease recording transfers of shares of its Common and Preferred Stock and issuing shares of its Common Stock upon the exercise of options to purchase Common Stock.  The record date for purposes of determining stockholders who will be eligible to participate in any distributions made by the Company in connection with the dissolution and liquidation of the Company is February 7, 2005.

Under the Plan of Dissolution, prior to making any distributions to its stockholders, the Company is required to pay or make reasonable provision to pay, all claims and obligations of the Company.

In addition, in connection with the dissolution of the Company, holders of the Company’s Preferred Stock will be entitled to liquidating payments before any payment is made to holders of Common Stock.  The amount per share of the liquidating payment to holders of Preferred Stock will be the greater of (a) $2.25, plus all accrued but unpaid dividends to date, plus a ratable distribution of any remaining assets and funds along with holders of the Company’s other equity securities (on an as-converted basis), provided that the additional distribution to such holders will not exceed $4.0 million in the aggregate, subject to reduction in certain circumstances; or (b) the amount determined by dividing (i) the total amount available for distribution by (ii) the total number of outstanding shares of Common Stock, determined on an as-converted basis.

The Company is not able to predict whether any distributions will be made to its stockholders in connection with the dissolution, or if such distributions are made, the amount or timing thereof.  In any event, the Company believes that if any such distributions are made, it is likely they would not be made before late in 2005.

On February 2, 2005, the Company issued a press release relating to the filing of the certificate of dissolution and the expected closing of its stock transfer books.  A copy of the press release issued by the Company is filed herewith as Exhibit 99.2, and is incorporated herein in its entirety.

ITEM 9.01.  Exhibits.

(c)  Exhibits

99.1 Plan of Dissolution of the Company

99.2 Press Release dated February 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AM-CH, INC. (Registrant)

Date: February 2, 2005	By:	/s/ Greg Grosvenor
Greg Grosvenor
Chief Financial Officer